UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Northup Way, Suite 103, Bellevue WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-284-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

See Item 5.02

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement between eMagin Corporation and Andrew Sculley

On December 31, 2013 and effective as of January 1, 2014, eMagin Corporation (the “Company”) and Andrew G. Sculley, Jr. entered into an Amended and Restated Employment Agreement (the “Sculley Employment Agreement”), which amends and restates in its entirety the Executive Employment Agreement, dated as of June 1, 2011, by and between Company and Mr. Sculley.  Pursuant to the Sculley Employment Agreement, Mr. Sculley will continue serving as the Company’s President and Chief Executive Officer.  The Sculley Employment Agreement will continue until June 30, 2016 unless it is terminated sooner pursuant to its terms.  Under the Sculley Employment Agreement, Mr. Sculley will be paid an annual salary of $410,000.  Mr. Sculley may receive equity-related instruments on an annual basis in amounts and subject to vesting and other terms and conditions as the Board of Directors or Compensation Committee of the Board of Directors may determine.  All other terms and conditions of such awards shall be governed by the terms and conditions of the applicable equity plan and the applicable award agreements, and as determined by the Company’s Compensation Committee.  The annual awards of equity-related instruments shall be made in accordance with the Company’s performance-based compensation plan as approved by the Compensation Committee from time to time.  Mr. Sculley shall be eligible to participate in the Company’s equity and stock purchase plans, as determined in the sole discretion of the Compensation Committee.   The Board or Compensation Committee may provide additional awards of equity-related instruments from time to time or on an incentive plan as they deem appropriate.

During the term of the Sculley Employment Agreement, the Company shall use its reasonable good faith efforts to cause Mr. Sculley to be elected to the Company’s board of directors.

Pursuant to the Sculley Employment Agreement, Mr. Sculley’s employment may be terminated by the Company with or without Cause (as defined in the Sculley Employment Agreement) and he may terminate his employment for Good Reason (as defined in the Sculley Employment Agreement) and such other reasons set forth in the Sculley Employment Agreement.

If Mr. Sculley’s employment agreement is terminated without Cause or if he terminates it for Good Reason, then Mr. Sculley shall, at the Company’s sole discretion, be entitled to the lesser of (i) the total amount of his base salary that remains unpaid under the Sculley Employment Agreement, which shall be paid monthly or (ii) monthly salary payments for twelve (12) months, based on Mr. Sculley’s monthly rate of base salary at the date of such termination, provided, however in lieu of the aforementioned monthly payments, the Company may in its sole discretion pay such payments in a lump-sum.  Payment by the Company of the foregoing severance amounts is contingent upon Mr. Sculley’s executing a release agreement substantially in the form attached as an exhibit to the Sculley Employment Agreement, and such release becoming effective, and only so long as Mr. Sculley does not revoke or breach the provisions of the such release or the restrictive covenants set forth in Sections 4 and 5 of the Sculley Employment Agreement.  Mr. Sculley shall also be entitled to: (i) payment for accrued and unused vacation; (ii) the immediate vesting of any non-vested equity-related instruments granted pursuant to Section 2.6 of the Sculley Employment Agreement; and (iii) any bonuses which have accrued prior to the date of Mr. Sculley’s termination.  Shares of any of the Mr. Sculley’s stock subject to any lockups will be immediately released from such restrictions and registered by the Company within 30 days of his termination.

If the Employment Agreement is terminated with Cause or if Mr. Sculley terminates it without Good Reason then Mr. Sculley shall cease to accrue salary, personal time off, benefits and other compensation on the date of such termination.

Employment Agreement with Paul Campbell

On December 31, 2013 and effective as of January 1, 2014, the Company and Paul C. Campbell entered into an Amended and Restated Employment Agreement (the “Campbell Employment Agreement”, and together with the Scully Employment Agreement, the “Employment Agreements”), which amends and restates in its entirety the Executive Employment Agreement, dated as of May 8, 2012, by and between Company and Mr. Campbell.  Pursuant to the Campbell Employment Agreement, Mr. Campbell will continue serving as the Company’s Chief Financial Officer and Treasurer.  The Campbell Employment Agreement will continue until December 31, 2015 unless it is terminated sooner pursuant to its terms.  Under the Campbell Employment Agreement, Mr. Campbell will be paid an annual salary of $335,000.  Mr. Campbell may receive equity-related instruments on an annual basis in amounts and subject to vesting and other terms and conditions as the Board of Directors or Compensation Committee of the Board of Directors may determine.  All other terms and conditions of such awards shall be governed by the terms and conditions of the applicable equity plan and the applicable award agreements, and as determined by the Compensation Committee.  The annual awards of equity-related instruments shall be made in accordance with the Company’s performance-based compensation plan as approved by the Company’s Compensation Committee from time to time.  Mr. Campbell shall be eligible to participate in the Company’s equity and stock purchase plans, as determined in the sole discretion of the Compensation Committee.   The Board or Compensation Committee may provide additional awards of equity-related instruments from time to time or on an incentive plan as they deem appropriate.

Pursuant to the Campbell Employment Agreement, Mr. Campbell’s employment may be terminated by the Company with or without Cause (as defined in the Campbell Employment Agreement) and he may terminate his employment for Good Reason (as defined in the Employment Agreement) and such other reasons set forth in the Employment Agreement.

If Mr. Campbell’s employment agreement is terminated without Cause or if he terminates it for Good Reason, then  Mr. Campbell shall, at the Company’s sole discretion, be entitled to the lesser of (i) the total amount of his  base salary that remains unpaid under the Sculley Employment Agreement, which shall be paid monthly or (ii)  monthly salary payments for twelve (12) months, based on Mr. Campbell’s monthly rate of base salary at the date of such termination, provided, however in lieu of the aforementioned monthly payments, the Company may in its sole  discretion pay such payments in a lump-sum.  Payment by the Company of the foregoing severance amounts is contingent upon Mr. Campbell’s executing a release agreement substantially in the form attached as an exhibit to the Campbell Employment Agreement, and such release becoming effective, and only so long as Mr. Campbell does not revoke or breach the provisions of the such release or the restrictive covenants set forth in Sections 4 and 5 of the Campbell Employment Agreement.  Mr. Campbell shall also be entitled to: (i) payment for accrued and unused vacation; (ii) the immediate vesting of any non-vested equity-related instruments granted pursuant to Section 2.6 of the Campbell Employment Agreement; and (iii) any bonuses which have accrued prior to the date of Mr. Campbell’s termination.  Furthermore, shares of any of the Mr. Campbell’s stock subject to any lockups will be immediately released from such restrictions and registered by the Company within 30 days of his termination.

If the Campbell Employment Agreement is terminated with Cause or if Mr. Campbell terminates it without Good Reason then Mr. Campbell shall cease to accrue salary, personal time off, benefits and other compensation on the date of such termination.

Pursuant to the Campbell Employment Agreement, Mr. Campbell agreed to relocate his personal domicile to New York State and to perform his services to the Company from the Company’s facilities in Hopewell Junction, New York.  Pursuant to the Campbell Employment Agreement, the Company shall pay directly or reimburse Mr. Campbell for certain relocation related expenses up to a maximum of $10,000 as set forth in the Campbell Employment Agreement, including temporary housing for up to six months.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements which are attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Amended and Restated Employment Agreement, dated January 1, 2014 by and between Andrew G. Sculley, Jr. and eMagin Corporation.

99.2	Amended and Restated Employment Agreement, dated January 1, 2014 by and between Paul C. Campbell and eMagin Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: January 3, 2014	By:	/s/ Gabriel G. Matus
Name: Gabriel G. Matus
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amended and Restated Employment Agreement, dated January 1, 2014 by and between Andrew G. Sculley, Jr. and eMagin Corporation.

99.2	Amended and Restated Employment Agreement, dated January 1, 2014 by and between Paul C. Campbell and eMagin Corporation.